Exhibit 10.3

GUARANTEE

For value received, American DG Energy Inc., a corporation organized under the laws of the State of Delaware (herein called the “Guarantor,” which term includes any successor corporation under the Noteholders Agreement referred to in the Note upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, and interest on, such Note, any other amount due and payable pursuant to the terms of the Noteholders Agreement when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, repayment at the option of the Holder or otherwise, according to the terms thereof and of the Noteholders Agreement. In case of the failure of the Company punctually to make any such payment of principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, or otherwise, and as if such payment were made by the Company.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Noteholders Agreement.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional (except as to the specific subordination provisions contained in Section 6.8 of the Noteholders Agreement), irrespective of, and shall be unaffected by, any invalidity, subordination, irregularity or unenforceability of such Note or such Noteholders Agreement, any failure to enforce the provisions of such Note or such Noteholders Agreement, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Note or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Note and this Guarantee. The Guarantor hereby agrees that, in the event of a default in payment of principal of, and interest on, such Note, the Holders of the Notes, on the terms and conditions set forth in the Noteholders Agreement, may proceed directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

The Guarantor shall be subrogated to all rights of the Holder of such Note against the Company in respect of any amounts paid to such Holder by the Guarantor on account of such Note pursuant to the provisions of this Guarantee or the Noteholders Agreement; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and interest on, on all Notes issued under such Noteholders Agreement shall have been paid in full.

Claims under this Guarantee are, to the extent provided in the Noteholders Agreement, subject in right of payment to the prior payment in full of all Senior Guarantor Indebtedness, and this Guarantee is issued subject to the provisions of the Noteholders Agreement with respect thereto. Each Holder of a Note upon which this Guarantee is endorsed, by accepting the same, agrees to and shall be bound by such provisions.

No reference herein to such Noteholders Agreement and no provision of this Guarantee or of such Noteholders Agreement shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional (except as to the specific subordination provisions contained in Section 6.8 of the Noteholders Agreement), of the due and punctual payment of principal and interest on the Note upon which this Guarantee is endorsed.

All terms used in this Guarantee which are defined in such Noteholders Agreement shall have the meanings assigned to them in such Noteholders Agreement.

This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal and dated the date on the face hereof.

AMERICAN DG ENERGY INC.

Sincerely,

By:
Chief Executive Officer